EXHIBIT 10.1

THIRD AMENDMENT TO BUSINESS LOAN AGREEMENT

         This Third Amendment to Business Loan Agreement (the “Amendment”) is made as of August 19, 2002, between Bank of America, N. A. (“Bank”) and Pacific Sunwear of California, Inc., a California corporation (the “Borrower”).

RECITALS

         A.     Borrower and Bank entered into that certain Business Loan Agreement dated as of April 3, 2001, as previously amended by that certain First Amendment to Business Loan Agreement dated April 17, 2001, and that certain Second Amendment to Business Loan Agreement dated August 1, 2001 (the “Agreement”), each executed by both Borrower and Bank.

         B.     Borrower and Bank desire to further amend certain terms and provisions of the Agreement.

AGREEMENT

         1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

         2.     Amendments. The Agreement is hereby amended as follows:

2.1 In Section 1.1(a) of the Agreement, the words “Thirty Million Dollars ($30,000,000.00)” are hereby deleted in its entirety and replaced with the following: “Forty Five Million Dollars ($45,000,000.00).”

2.2 The following sections in the Agreement are hereby deleted in its entirety and replaced with the words “[Intentionally Omitted]”:

2.2.2	Section 3;

2.2.3	Section 5.1(c);

2.2.4	Section 7.12; and

2.2.5	Section 9.1(c).;

2.3 The words “Commencing on the funding of the Facility No. Three Commitment,” in the beginning of Section 9.4 of the Agreement are hereby deleted in their entirety.

2.4 Section 5.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower agrees to pay a fee on any difference between the Facility No. One Commitment and the amount of credit it actually uses, determined by the weighted average credit outstanding during the specified period. The fee will be calculated at 0.20% per year. The calculation of credit outstanding shall include the undrawn amount of letters of credit and shipside bonds. The fee will be payable quarterly in arrears until expiration of the Facility No. One availability period.”

2.5 Section 9.7(f) is hereby deleted in its entirety and replaced with the following:

“(f) Additional debts and lease obligations (including but not limited to that certain lease dated June 30, 2002, in the amount of $2,413,250.00 executed by Borrower and IBM Global Finance) for business purposes which do not exceed a total principal amount of Five Million Dollars ($5,000,000.00) outstanding at any one time.”

2.6 Section 9.7(g) is hereby deleted in its entirety and replaced with the following:

“Indebtedness secured by the Property and all improvements thereon; provided, that in connection with the incurrence of such indebtedness, Facility No. Two has been paid in full and has terminated.”

2.7 The following sentence is hereby added to the end of Section 9.8 of the Agreement:

“The Borrower hereby acknowledges and agrees that it will not enter into any agreement with any other creditor, lender or other person that would have the effect of prohibiting or otherwise limiting the ability of the Borrower at any time to pledge any or all of its assets to the Bank without first obtaining the prior written consent from the Bank.”

2.8 In Section 9.10(c), the words “Fifteen Million Dollars ($15,000,000)” are hereby deleted in its entirety and replaced with “Twenty Million Dollars ($20,000,000.00)”.

2.9 Section 9.29 of the Agreement is hereby deleted in its entirety and replaced with the following:

“To reduce the amount of advances outstanding under Facility No. One to zero for at least 30 consecutive days during any rolling twelve-month period. For purposes of this paragraph, “advances” does not include undrawn amounts of outstanding letters of credit or shipside bonds.”

         3.     Representations and Warranties. Borrower hereby represents and warrants to Bank that: (i) no default specified in the Agreement and no event which with notice or lapse of time or both would become such a default has occurred and is continuing and has not been previously waived, (ii) the representations and warranties of Borrower pursuant to the Agreement are true on and as of the date hereof as if made on and as of said date, (iii) the making and performance by Borrower of this Amendment have been duly authorized by all necessary action, and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.

         4.     Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

5.1 This Amendment duly executed by all parties hereto.

5.2 Payment of an amendment fee in the amount of Ten Thousand Dollars ($10,000.00).

         5.     Effect of Amendment. Except as provided in this Amendment, the Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions.

         IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

BANK OF AMERICA, N.A.

By:____________________________________

Name:__________________________________

Title:___________________________________

PACIFIC SUNWEAR OF CALIFORNIA, INC.

By:____________________________________

Name: Carl Womack Title: Chief Financial Officer

By:____________________________________

Name: Greg Weaver Title: Chief Executive Officer

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